Exhibit 8(a)(4)

Revised Schedule to Participation Agreement (Vanguard)

SCHEDULE

A TO

PARTICIPATION

AGREEMENT BETWEEN

VANGUARD VARIABLE INSURANCE

FUND, THE VANGUARD GROUP, INC.,

VANGUARD MARKETING

CORPORATION AND

TRANSAMERICA FINANCIAL LIFE INSURANCE

COMPANY DATED MARCH 28, 2006

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS AND

PORTFOLIOS

Revised October 28, 2019

Name of Separate Account and Date Established by Board of Directors	Contract(s) Funded by Separate Account	Portfolios
TFLIC Separate Account VNY December 14, 2004	Advisor’s Edge® NY Variable Annuity	Equity Index Portfolio International Portfolio Mid-Cap Index Portfolio REIT Index Portfolio Short-Term Investment-Grade Portfolio Total Bond Market Index Portfolio

Separate Account VA BNY September 27, 1994

Transamerica Advisor Annuity

Transamerica Advisor EliteSM II

Transamerica Advisor EliteSM

Variable Annuity (NY)

Transamerica Variable Annuity

I-Share (NY)

Transamerica Axiom III VA

Transamerica B-Share VA

Transamerica I-Share II VA

Transamerica Inspire VA

Transamerica O-Share VA

Transamerica Principium IV

VA

Balanced Portfolio

Capital Growth Portfolio

Conservative Allocation Portfolio

Diversified Value Portfolio

Equity Income Portfolio

Equity Index Portfolio

Global Bond Index Portfolio

Growth Portfolio

High Yield Bond Portfolio

International Portfolio

Mid-Cap Index Portfolio

Moderate Allocation Portfolio

Money Market Portfolio

REIT Index Portfolio

Short-Term Investment-Grade Portfolio

Small Company Growth Portfolio

Total Bond Market Index Portfolio

Total International Stock Market Index Portfolio

Total Stock Market Index Portfolio

0307579 FAS/IO	1